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                                   EXHIBIT 23
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                                Stegman & Company
                          Certified Public Accountants
                                   Suite 200
                              405 East Joppa Road
                            Towson, Maryland 21286
                                (410) 823-4815


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Sandy Spring Bancorp, Inc.

     We hereby consent to the incorporation by reference in the prospectuses included in Registration Statements No. 33-29316, 33-35319, 33-48453 and 33-56692, each on Form S-8, and Registration Statement No. 33-57182 on Form
S-3 of our report dated February 2, 1995 relating to the consolidated financial statements of Sandy Spring Bancorp, Inc. and Subsidiaries.


                                                /s/ Stegman & Company

                                                    Stegman & Company


Towson, Maryland
March 22, 1995